UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2006

METHODE ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-2816	36-2090085
State of Other Jurisdiction	Commission File Number	I.R.S. Employer
of Incorporation		Identification Number
7401 West Wilson Avenue, Chicago, Illinois 60706
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (708) 867-6777
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 1.02. Termination of a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Change in Control Agreement
Change in Control Agreement
Change in Control Agreement
Change in Control Agreement
Change in Control Agreement

Item 1.01. Entry into a Material Definitive Agreement
     On September 1, 2006, Methode Electronics, Inc. (“Methode”) entered into a Change in Control Agreement (“Agreement”) with each of Donald W. Duda, Douglas A. Koman, Robert J. Kuehnau, Thomas D. Reynolds and Paul E. Whybrow, executive officers of Methode.
     Each Agreement provides that if within two years of a Change in Control (as defined below) or during a Period Pending a Change in Control (as defined below), Methode terminates the executive’s employment without good cause or the executive voluntarily terminates his or her employment for good reason, the executive is entitled to:
     (1) a lump sum cash payment equal to three times (two times in the case of Messrs. Reynolds and Whybrow) the executive’s annual salary;
     (2) a lump sum cash bonus payment equal to the sum of the following amounts: (i) a bonus equal to three times (two times in the case of Messrs. Reynolds and Whybrow) the lesser of: (a) the executive’s target bonus amount for the fiscal year in which executive’s employment termination occurs, or (b) the bonus the executive earned in the prior fiscal year (however, if the executive’s employment termination takes place in the 2007 fiscal year, this amount will be the executive’s target bonus amount for 2007); provided, however, that if the target bonus amount for the fiscal year has not yet been determined as of the date of the executive’s employment termination, then the bonus amount payable will be calculated based on the executive’s target bonus amount for the previous fiscal year, regardless of whether such bonus was actually earned; plus (ii) all of executive’s unpaid, but accrued matching bonus pursuant to the Longevity Contingent Bonus Plan. Payments made pursuant to subsection (i) above are not subject to matching pursuant to the Longevity Contingent Bonus Plan;
     (3) continued participation in Methode’s welfare benefit plans for three years (two years in the case of Messrs. Reynolds and Whybrow) or until the executive becomes covered under other welfare benefit plans providing substantially similar benefits;
     (4) unpaid salary or other compensation earned with respect to periods prior to the executive’s termination, including accumulated but unused vacation; and
     (5) a lump sum of any amount payable to the executive pursuant to a tax gross-up payment, subject to certain limitations as described in the Agreements.
     In general, a “Change in Control” shall have occurred if any of the following occur:
(1)	any “person” (as defined in the Agreements) is or becomes the beneficial owner of 25 percent or more of the total voting power of Methode’s then outstanding stock;

(2)	a tender offer (for which a filing has been made with the Securities and Exchange Commission) is made for the stock of Methode. In case of a tender offer described in this paragraph (2), the “Change of Control” will be deemed to have occurred upon the first to occur of: (A) any time during the offer when the person or group making the offer owns or has accepted for payment stock of Methode with 25% or more of the total voting power of Methode’s then outstanding stock, or (B) three business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with 50% or more of the total voting power of Methode’s outstanding stock when the offer terminates; or

(3)	individuals who were the Board’s nominees for election as directors of Methode immediately prior to a meeting of the shareholders of Methode involving a contest for the election of directors do not constitute a majority of the Board following the election.
     “Period Pending a Change in Control” is defined in each Agreement as the period between the time an agreement is entered into by Methode with respect to a transaction which would constitute a Change in Control, and the closing of such transaction.
     This summary of the Agreements is qualified in its entirety by the terms of the Agreements, which are filed as Exhibits 10.1 - 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement
     The following Employment Security Agreements (“ESAs”), which have been previously filed as exhibits to Methode’s periodic reports filed with the Commission (File No. 000-02816) as indicated below (except for Mr. Reynolds’ ESA as he was not an executive officer at the time of execution), have been terminated as of September 1, 2006 and have been superseded by the Agreements described in Item 1.01 above and are incorporated herein by reference. Mr. Whybrow has not previously entered into an ESA with Methode.
(1)	Employment Security Agreement dated December 21, 2001 between Methode Electronics, Inc. and Donald W. Duda, filed March 14, 2002 as Exhibit 10.20 to Methode’s Form 10-Q for the quarter ended January 31, 2002.

(2)	Employment Security Agreement dated December 21, 2001 between Methode Electronics, Inc. and Douglas A. Koman, filed September 13, 2002 as Exhibit 10.19 to Methode’s Form 10-Q for the quarter ended July 31, 2002.

(3)	Employment Security Agreement dated December 21, 2001 between Methode Electronics, Inc. and Robert J. Kuehnau, filed March 14, 2002 as Exhibit 10.22 to Methode’s Form 10-Q for the quarter ended January 31, 2002.

(4)	Employment Security Agreement dated December 21, 2001 between Methode Electronics, Inc. and Thomas D. Reynolds.

     Each ESA provided that if within three years of a Change in Control (as defined below) or during a Period Pending a Change in Control (as defined below), Methode terminates the executive’s employment without good cause or the executive voluntarily terminates his or her employment for good reason, the executive is entitled to (1) a lump sum cash payment equal to three times (one times in the case of Mr. Reynolds) the executive’s annual salary, (2) a lump sum cash bonus payment equal to 100% of the executive’s annual salary plus a pro-rata portion of the executive’s earned but unpaid bonus, (3) continued participation in Methode’s welfare benefit plans for three years (one year in the case of Mr. Reynolds) or until the executive becomes covered under other welfare benefit plans providing substantially similar benefits, (4) unpaid salary or other compensation earned with respect to periods prior to the executive’s termination, including accumulated but unused vacation and accrued bonuses under the Longevity Contingent Bonus Program, and (5) a lump sum of any amount payable to the executive pursuant to a tax gross-up payment.
     In general, a “Change in Control” shall have occurred if any of the following occur:
(1)	any person or group is or becomes the beneficial owner of 25 percent or more of Methode’s common stock (excluding shares acquired directly from Methode or acquired in certain mergers and business combinations);

(4)	at any time during any period of two consecutive 12-month periods, members of Methode’s board of directors at the beginning of the period (the “Incumbent Board”) cease for any reason to constitute at least a majority of the board. Directors approved by a majority of the Incumbent Board will be considered members of the Incumbent Board. However, directors elected in connection with an actual or threatened proxy contest or solicitation by a third party will not be considered members of the Incumbent Board for this purpose; or

(5)	there is a merger or other business combination of Methode pursuant to which Methode’s stockholders own less than 60 percent of the voting stock of the surviving corporation.
     “Period Pending a Change in Control” is defined in each ESA as the period between the time an agreement is entered into by Methode with respect to a transaction which would constitute a Change in Control, and the closing of such transaction.
     Methode incurred no early termination penalties in connection with the termination of these ESAs.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits

10.1	Change in Control Agreement dated September 1, 2006 between Methode Electronics, Inc. and Donald W. Duda

10.2	Change in Control Agreement dated September 1, 2006 between Methode Electronics, Inc. and Douglas A. Koman

10.3	Change in Control Agreement dated September 1, 2006 between Methode Electronics, Inc. and Robert J. Kuehnau

10.4	Change in Control Agreement dated September 1, 2006 between Methode Electronics, Inc. and Thomas D. Reynolds

10.5	Change in Control Agreement dated September 1, 2006 between Methode Electronics, Inc. and Paul E. Whybrow

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METHODE ELECTRONICS, INC.
Date: September 6, 2006	By:	/s/ Douglas A. Koman
Douglas A. Koman
Chief Financial Officer